UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/23/2008

Wells Real Estate Investment Trust II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2008, the Conflicts Committee of the Board of Directors of Wells Real Estate Investment Trust II, Inc. (the "Registrant") appointed John L. Dixon to serve as an independent director of the Registrant, which appointment filled a vacancy on the Board of Directors. Mr. Dixon will serve on the Conflicts Committee; the Board of Directors has not yet determined on what other committees of the Board of Directors Mr. Dixon will serve.

Mr. Dixon has over 40 years experience in the financial services industry and has spent the majority of his professional career serving in various executive roles for broker-dealer companies controlled or wholly owned by Pacific Life. Mr. Dixon's affiliation with Pacific Life began in 1984 as Vice President, Financial Planning with Lowry Financial Service Corporation, which became a wholly owned subsidiary of Pacific Life. During his 23-year tenure with Pacific Life, Mr. Dixon held numerous positions, and prior to his retirement from Pacific Life in June 2007, Mr. Dixon was President and Director of Pacific Select Group, LLC; Chairman and Chief Executive Officer of Mutual Service Corporation; Director of Waterstone Financial Group; Director of United Planners Financial Services; Director of Associated Financial Group, Inc. and Manager of M.L. Stern & Co. LLC. Upon his retirement from Pacific Life, Mr. Dixon assumed an interim position with LPL Financial to assist in the transition of Pacific Life firms acquired by LPL Financial. Mr. Dixon retired from full-time employment in June 2008.

During his financial services career, Mr. Dixon participated in many industry service organizations. He is a founding director of the Financial Planning Association (formerly the Institute of Certified Financial Planners) and previously served two terms as a director with the Institute of Certified Financial Planners from 1976-1977 and 2001-2003. From 1986-2004, Mr. Dixon served as a Trustee of the National Endowment for Financial Education where he was a member of the Investment Committee, the Executive Committee and served as Chairman of the Board of Trustees. Mr. Dixon received a four-year Certificate of Christian Education from Prairie Bible Institute in Alberta, Canada. He is a graduate of American College where he earned Masters of Science degrees in Financial Services and Management.

Item 8.01.    Other Events

At the Registrant's annual stockholders meeting held on July 23, 2008, the Registrant's stockholders approved amendments to the Registrant's Articles of Amendment and Restatement requested by certain states in connection with the registration of the Registrant's second follow-on public offering. These amendments will be filed with the Maryland Department of Assessments and Taxation prior to commencement of the second follow-on public offering and will be effective upon filing. The text of these amendments is included in the Registrant's proxy statement filed with the Securities Exchange Commission on April 29, 2008.

Also on July 23, 2008, the Board of Directors of the Registrant voted to reduce the size of the Board of Directors from ten members to eight. Following the appointment of Mr. Dixon, there are no vacant board positions.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: July 28, 2008	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President